MASTER
                                PROMISSORY NOTE


$600,000.000                Los Angeles, California              March 18, 1998


                                  SECTION ONE
                                 TERMS OF NOTE

         Spin Forge, LLC, a California limited liability company ("MAKER"), whose address for the purposes of this Master Promissory Note (the "NOTE") is 1700 East Grand Avenue, El Segundo, California 90245, for value received, without grace, in the manner, on the dates and in the amounts set forth herein, promises to pay to the order of Dynamic Materials Corporation, a Delaware corporation ("PAYEE"), whose address for the purposes of this Note is 551 Aspen Ridge Drive, Lafayette, Colorado 80026, at 551 Aspen Ridge Drive, Lafayette, Colorado 80026, or at such other place as Payee may hereafter designate, the principal sum of $600,000.00, or so much thereof as may be advanced hereunder and confirmed in a writing delivered by Holder to Maker. Reference is made to that certain Loan Agreement (the "LOAN AGREEMENT") as of an even date herewith entered into by Maker and Payee and pursuant to which Maker is delivering this Note. Capitalized terms used in this Note and not otherwise defined in this Note shall have the meanings ascribed to such terms in the Loan Agreement.

                                  SECTION TWO
                                    ADVANCES

         Payee shall make advances under this Note as required by the Loan Agreement. The time that advances shall be made under this Note, and the amount of those advances, are set forth on Schedule A attached hereto, provided, however, that such advances shall be made subject to the terms and conditions of the Loan Agreement. The aggregate amount of all advances made under this Note shall not exceed $600,000.00 unless Payee, in its sole and absolute discretion, otherwise agrees in writing to advance additional funds, in which case such additional funds shall constitute advances subject to the terms of this Note.

         In the event that the unpaid principal amount under this Note at any time, for any reason, exceeds the maximum amount hereinabove specified (except with regard to interest that was added into this Note as principal), Maker covenants and agrees to pay the excess principal amount forthwith upon demand unless Payee otherwise agrees in writing. Such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the terms of this Note.

                                 SECTION THREE
                                 INTEREST RATE

         The unpaid principal balance from time to time outstanding hereunder shall bear no interest; provided, however, that in the event the Maturity Date of this Note is extended as provided in Section Four hereof, the unpaid principal balance under this Note as of January 2, 2002 shall begin to accrue interest on January 2, 2002 at a rate equal to the prime rate as reported in the Wall Street Journal on January 2, 2002 (or, if January 2, 2002 is not a business day, the next succeeding business day); and provided further, that all past due principal on this Note, whether due as the result of acceleration or maturity or otherwise, shall bear interest from the date payment thereof shall have become due until the same is fully paid at the Maximum Rate.

                                  SECTION FOUR
                                    MATURITY

         The entire unpaid principal balance of this Note shall be due and payable on January 1, 2002 (the "MATURITY DATE"); provided, however, that in the event the term of the Operating Lease is extended for an Extended Term as provided thereunder, the Maturity Date of this Note may be extended, at the sole discretion of Payee, until December 31, 2003 or such other date as Payee shall determine in its sole discretion.

                                  SECTION FIVE
                                    PAYMENTS

         Maker, in its sole and absolute discretion, reserves the right of prepaying the principal of this Note, in full or in part, at any time without the payment of any prepayment premium or fee. All payments made on this Note shall be made in immediately available funds. All such payments shall be made to Payee at the address set forth in Section One not later than 2:00 p.m. Mountain Time on the date such payments become due hereunder.

                                  SECTION SIX
                                     RECORDS

         The date and amount of (i) all advances and (ii) each payment made with respect to principal outstanding under this Note shall be recorded by Payee on Schedule B attached hereto. The failure to record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of Maker to repay the unpaid principal amount of this Note.

                                 SECTION SEVEN
                                OVERDUE AMOUNTS

         All past due principal on this Note, whether due as the result of acceleration or maturity or otherwise, shall bear interest from the date the payment thereof shall have become due until the same is fully paid at the Maximum Rate. The term "MAXIMUM RATE" shall mean the maximum nonusurious rate of interest allowed to be charged by Payee to Maker by applicable law, as such applicable law or rate of interest is in effect from time to time.

                                 SECTION EIGHT
                                  ACCELERATION

         If an Event of Default (as defined in the Loan Agreement) occurs under the Loan Agreement or any instrument now or hereafter executed in connection with or as security for this Note, then the holder hereof may, at its sole option, declare the entirety of the outstanding principal balance of this Note immediately due and payable. Failure to exercise said option at any time shall not constitute a waiver on the part of the holder hereof of the right to exercise said option at any other time.

                                  SECTION NINE
                                    SECURITY

         This Note is secured by a security interest in Maker's stock in Dynamic Materials Corporation as evidenced by that certain Stock Pledge Agreement, dated of even date herewith, made between Maker and Payee. This Note is also guaranteed by that certain Personal Guaranty, dated of even date herewith, made between Payee and Joe Allwein and Darlene Bauer, respectively.

                                   SECTION TEN
                          WAIVER OF PRESENTMENT, ETC.

         Maker and each other Liable Party expressly and specifically (i) severally waive grace, presentment for payment, demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest, notice of nonpayment, and any and all other notices, the filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) severally agree to any substitution, subordination, exchange or release of any security held for the payment of this Note or any other obligation to the holder hereof and release of any party primarily or secondarily liable hereon, (iii) severally agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or other parties liable hereon or to enforce its rights against them or any security herefor in order to enforce payment of this Note by any of them, and (iv) severally agree to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

                                 SECTION ELEVEN
                          EXPENSES AND ATTORNEYS' FEES

         If this Note is not paid at maturity, however such maturity may be brought about, and this Note is placed in the hands of an attorney for collection or if collection by suit or through the probate court, bankruptcy court, or by any other legal or judicial proceeding is sought, Maker agrees to pay expenses incurred by Payee, including reasonable attorneys' fees and expenses.

                                 SECTION TWELVE
                                  SEVERABILITY

         If any provision of this Note is held to be illegal, invalid or unenforceable, such provision shall be fully severable herefrom. This Note shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                                SECTION THIRTEEN
                           COMPLIANCE WITH USURY LAWS

         It is the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, the aggregate of all interest and any other charges or consideration constituting interest under applicable usury law that is taken, reserved, contracted for, charged or received under this Note, or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest allowed by the usury law applicable to this loan transaction. If any excess interest charge or consideration in such respect is taken, reserved, contracted for, charged, received or provided for in this Note, whether by the terms of this Note or because the maturity of the indebtedness evidenced by this Note is accelerated for any reason, or in the event of any required or permitted prepayment, then in any such event (i) the provisions of this paragraph shall govern and control; (ii) neither Maker nor Maker's heirs, executors, administrators, legal representatives, assigns or any other Liable Party shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate; (iii) any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be credited on this Note by the holder hereof (or, if this Note shall have been paid in full, refunded to Maker); and (iv) the effective rate of interest shall be automatically subject to reduction to the Maximum Rate allowed as the usury law may now or hereafter be construed by courts of appropriate jurisdiction. Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, including any extension thereof, all interest at any time taken, reserved, contracted for, charged, received or provided for under this Note.

                                SECTION FOURTEEN
                            GOVERNING LAW AND VENUE

         This Note shall be governed by and construed in accordance with the laws of the State of California in all respects, including matters of construction, validity and performance. Venue for any action to enforce or to interpret this Note shall be in a court of competent jurisdiction located in the State of Colorado and each of the parties consents to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein.

                                SECTION FIFTEEN
                                    HEADINGS

         The Section headings used herein are intended for reference and shall not by themselves determine the construction or interpretation of this Note.

                                            MAKER:

                                            SPIN FORGE, LLC



                                             By:  /s/Joe Allwein
                                                 -------------------------------

                                             Its: President
                                                 -------------------------------

                                             Date: 3/18/98
                                                  ------------------------------